Exhibit 99.1

REDWOOD TRUST ANNOUNCES RWT HORIZONS INVESTMENT IN an
INNOVATIVE PLATFORM FOCUSED ON DIGITIZING THE DUE-DILIGENCE REVIEW
PROCESS, CANOPY

MILL VALLEY, CA – Thursday, October 14, 2021 /PRNewswire/ – Redwood Trust, Inc. (NYSE: RWT), a leader in expanding access to housing for homebuyers and renters, today announced an investment in Canopy Financial Technology Partners (“Canopy”) a consumer finance due diligence and third-party review firm that leverages emerging technology to deliver services and solutions for the Residential and Business Purpose mortgage lending markets. The investment was completed through Redwood's RWT Horizons venture investment arm, which targets early and mid-stage companies transforming sectors like financial and real-estate technology.

Canopy, in addition to providing third-party review services for the residential mortgage-backed securitization marketplace, is focusing on identity validation and data solutions that will permit traditional, non-blockchain native mortgage companies to deliver loans with ease into capital markets that currently, or plan to, leverage the use of blockchain technology.

The investment is the culmination of ongoing engagement between the companies that will result in the leveraging of Canopy’s emerging technology to support the evolving $11 trillion-dollar mortgage industry. Redwood and Canopy share strong cultural alignment with a focus on diversity, inclusion, and employee development as key pillars to company success.

Fred Matera, Managing Director and Head of Residential at Redwood Trust said, “We are excited to further build out our RWT Horizons platform through this strategic partnership with Canopy. John and his team have built a compelling platform as an innovative due-diligence service provider that addresses a key constraint in the mortgage origination system, and we believe their innovative approach to due-diligence review will enhance the efficiency of loan processing times in the mortgage industry.” Matera continued, "Canopy’s digitalization of the time-consuming due-diligence review process can provide its customers with an improved process, and we believe Redwood and other companies in our RWT Horizons ecosystem can also benefit from their offerings. As a leader in housing finance, this investment is another example of Redwood’s commitment to improving and disrupting the housing finance market with innovative solutions that help all stakeholders in the non-agency mortgage ecosystem, which should enable them to reduce costs for borrowers."

John Levonick, Chief Executive Officer of Canopy said, “We are thrilled about this strategic partnership. This opportunity to work with Redwood, as well as the other companies in the RWT Horizons ecosystem, will permit us to accelerate our focus on leveraging emerging technology to reduce the friction and cost of loan acquisition and securitization in the capital markets through the digitalization of the mortgage, as an asset, so as to achieve interoperability with digital asset ecosystems that reside on distributed ledger technologies. Levonick continued, "We are excited that there are so many synergies between the perspectives of the leadership, and within the organizations of both Redwood/RWT Horizons and Canopy. One example is our focus on employee development has materialized in the launching of the digital learning platform, CanopyLMS, for those seeking expert training for new employees just starting in the business or seasoned mortgage professionals looking to grow professionally with the freshest market perspective and knowhow. We are confident that Canopy will flourish as part of the RWT Horizons ecosystem.”

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our consolidated investment portfolio has evolved to incorporate a diverse mix of residential, business purpose and multifamily investments. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood Trust, visit our website at www.redwoodtrust.com or connect with us on LinkedIn, Twitter, or Facebook.

About RWT Horizons

RWT Horizons is Redwood's venture investment arm focused on early and mid-stage companies driving innovation in financial and real estate technology, digital infrastructure, and other related areas of focus. Investments made through RWT Horizons are designed to support companies whose technologies are accretive to Redwood's broader operations, including its residential and business-purpose lending platforms.

About Canopy

Canopy provides due diligence and quality control for secondary mortgage market transactions. We leverage emerging technology to increase efficiency and transparency for clients and counterparties, thus increasing client bandwidth and moving transactions quicker to close with superior quality in results. Our independence, depth of expertise, and approach to due diligence and quality control provides clients the highest degree of hands-on oversight and intervention when buying or selling pools, securitizing loans, or managing loans and securitizations over time.

At Canopy, we believe all business is personal and place a premium on our relationships with our clients, business partners, team, and the global community. We help our clients through a variety of services and disciplines ranging from whole loan acquisitions, MSR trades, origination quality control, and RMBS transactions to automated servicing oversight and consulting services including regulatory compliance, operational efficiency, and onsite operational audits. For more information about Canopy, visit our website at www.canoptytpr.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020 under the caption "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT

Investor Relations

Lisa Hartman – SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com

Media Relations

Sard Verbinnen & Co

Email: Redwood-SVC@sardverb.com

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